UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

2015 Annual Shareholder Meeting Date

Clean Harbors, Inc. (the “Company”) is currently scheduled to hold its 2015 annual meeting of shareholders (the “2015 Annual Meeting”) on Wednesday, June 10, 2015. Unless the meeting date is later changed, the current deadline for submitting shareholder proposals for inclusion in the Company’s proxy statement under Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is set forth below. The current deadlines for shareholders to submit nominations for election of directors or proposals for other business to be brought before the 2015 Annual Meeting under the Company’s By-Laws are also set forth below.

Rule 14a-8 Shareholder Proposal Deadline

Pursuant to Rule 14a-8, the deadline for delivery of any shareholder proposals submitted pursuant to such rule for inclusion in the Company’s proxy materials for the 2015 Annual Meeting is the close of business on January 9, 2015. Such proposals must be delivered to the Company’s Secretary at Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office. Shareholders are referred to Rule 14a-8 for a description of the relevant requirements for proposal submission.

By-Laws Proposal Deadlines

In accordance with the Company’s By-Laws, for director nominations or other proposed business to be brought before the 2015 Annual Meeting (other than proposals submitted pursuant to Rule 14a-8 as described above), written notice must be delivered to the Company’s Secretary at the address described above (i) in the case of director nominations, no earlier than March 12, 2015 and no later than the close of business on April 11, 2015, and (ii) in the case of other proposed business, no later than January 19, 2015.

For each person whom the shareholder proposes to nominate for election or reelection as a director, such notice must contain certain information as set forth in the Company’s By-Laws, including the following: (a) as to such person, all information that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, among other matters, such person’s written consent to serve as a director if elected), and (b) as to the shareholder giving the notice, (i) the names and addresses, as they appear on the Company’s books, of such shareholder and any other shareholders known by such shareholder to be supporting the election of the proposed nominee(s) and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder and any other shareholders known by such shareholder to be supporting the election of the proposed nominee(s). For each proposal of business other than a nomination for election or reelection as a director, such notice must contain all information required by the Company’s By-Laws, including the following: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the names and addresses, as they appear on the Company’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and any other shareholders known by such shareholder to be supporting such proposal, and (d) any material interest of the shareholder in such business. For the full requirements, shareholders are referred to the Company’s By-Laws. A copy of the Company’s Amended and Restated By-Laws as now in effect is available over the Internet at the SEC’s website at http://www.sec.gov as Exhibit 3.4C to the Company’s Report on Form 8-K as filed on December 6, 2011, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

September 30, 2014	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer